UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

SLR Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	814-00754	26-1381340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Park Avenue

New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

(212) 993-1670

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	SLRC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 28, 2025, SLR Investment Corp. (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) by and among the Company, SLR Capital Partners, LLC and SLR Capital Management, LLC, on the one hand, and Raymond James & Associates, Inc., Citizens JMP Securities, LLC and Jefferies LLC, as placement agents thereunder (collectively, the “Agents”), on the other hand. An affiliate of Citizens JMP Securities, LLC serves as a lender under one of the Company’s credit facilities. Additionally, Sumitomo Mitsui Banking Corporation, another lender under such credit facility, owns in excess of 10% of Jefferies Financial Group Inc., which is the parent of Jefferies LLC.

Under the Equity Distribution Agreement, the Company may, but has no obligation to, issue and sell up to $150,000,000 in aggregate amount of shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), from time to time through the Agents, or to them, as principal for their own account. The Company intends to use the net proceeds from this “at-the-market” offering primarily for new investments in portfolio companies in accordance with its investment objective and strategies and may also use a portion of the net proceeds for other general corporate purposes, including to temporarily repay indebtedness (which will be subject to reborrowing), including under its credit facilities, and other working capital requirements.

Sales of the Shares, if any, will be made under the prospectus supplement, dated February 28, 2025 (the “Prospectus Supplement”), as may be supplemented from time to time, and the accompanying base prospectus, dated April 17, 2024 (together with the Prospectus Supplement, including any documents incorporated or deemed to be incorporated by reference therein, the “Prospectus”), in negotiated transactions or transactions that are deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the NASDAQ Global Select Market or similar exchanges or sales made to or through a market maker other than on an exchange, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The sales price per Share, less the Agents’ commission, will not be less than the net asset value per share of the Company’s Common Stock at the time of such sale.

The Agents are not required to sell any specific number or dollar amount of Shares, but will use commercially reasonable efforts consistent with their sales and trading practices to sell the Shares, if any. The Agents will receive a commission from the Company equal to up to 1.50% of the gross sales price per share of any Shares sold through the Agents under the Equity Distribution Agreement and the reimbursement of certain expenses. The Equity Distribution Agreement contains customary representations, warranties and agreements of the Company, indemnification rights and obligations of the parties and termination provisions.

Further details regarding the Equity Distribution Agreement and the “at-the-market” offering are set forth in the Prospectus Supplement filed by the Company with the Securities and Exchange Commission on February 28, 2025. The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the opinion of Venable LLP relating to the legality of the issuance and sale of the Shares pursuant to the Prospectus is attached as Exhibit 5.1 hereto.

The Shares, if any, will be issued pursuant to the Company’s shelf registration statement on Form N-2 (File No. 333-278755), the base prospectus, dated April 17, 2024, contained therein, and the Prospectus Supplement.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Venable LLP

10.1	Equity Distribution Agreement, dated February 28, 2025, by among SLR Investment Corp., SLR Capital Partners, LLC and SLR Capital Management, LLC, on the one hand, and Raymond James & Associates, Inc., Citizens JMP Securities, LLC and Jefferies LLC, as placement agents thereunder, on the other hand

23.1	Consent of Venable LLP (contained in Exhibit 5.1 hereto)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLR Investment Corp.

Date: February 28, 2025	By:	/s/ Guy F. Talarico
Guy F. Talarico
Secretary